PRESS RELEASE                                SOURCE:  First Trust Advisors L.P.

First Trust Advisors L.P. Announces Portfolio Manager Update Call for First Trust/Four Corners Senior Floating Rate Income Fund and First Trust Four Corners Senior Floating Rate Income Fund II

WHEATON, IL -- (BUSINESS WIRE) -- June 22, 2010 -- First Trust Advisors L.P. ("FTA") announced today that First Trust/Four Corners Senior Floating Rate Income Fund (NYSE Amex: FCM) and First Trust Four Corners Senior Floating Rate Income Fund II (NYSE: FCT) intend to host a conference call with Four Corners Capital Management, LLC ("Four Corners"), the Funds' investment sub-advisor, on Monday, June 28, 2010, at 4:15 P.M. Eastern Time. The purpose of the call is to hear Four Corners' portfolio management team provide updates for the Funds.

-- Dial-in Number: (866) 865-6631 and Passcode # 83955801. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 642-1687 and Passcode # 83955801. The replay will be available after the call until 11:59 P.M. Eastern Time on Wednesday, July 28, 2010.

FTA has served as each Fund's investment advisor since each Fund's inception. FTA, along with its affiliate First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management, financial advisory services, and municipal and corporate investment banking, with collective assets under management or supervision of over $29 billion as of May 28, 2010 through closed-end funds, unit investment trusts, mutual funds, separate managed accounts and exchange-traded funds.

If you have questions about the Funds that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to Four Corners. The Funds' daily closing price and net asset value per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT:  JEFF MARGOLIN -- (630) 915-6784

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Source:  First Trust Advisors L.P.